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                                                                  EXHIBIT 8.1

                                    [LETTERHEAD]


                                    May 8, 1997

Premiere Radio Networks, Inc.
15260 Ventura Boulevard
Fifth Floor
Sherman Oaks, CA 91403

Jacor Communications, Inc.
50 East River Center Boulevard
12th Floor
Covington, KY 41011

    Re: Information Statement of Premiere Radio Networks,
        Inc./Registration Statement on Form S-4 of Jacor Communications, Inc., Registration No. 333-26125, as filed with the Securities and Exchange Commission on April 30, 1997 (the "Registration Statement")
        ------------------------------------------------------

Dear Sirs:

    We have acted as counsel for Premiere Radio Networks, Inc. in connection with the Registration Statement. In connection therewith, we have reviewed the discussion set forth in the Registration Statement under the caption "THE MERGER -- Certain Federal Income Tax Consequences" (the "Discussion"). Capitalized terms used herein but not defined have the same meanings as set forth in the Registration Statement.

    Please note we have not reviewed and express no opinion as to the Discussion insofar as it relates to the tax effects of the merger on Jacor Communications, Inc.

    Subject to the foregoing paragraph, it is our opinion that the Discussion is accurate in all material respects.

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Premiere Radio Networks, Inc.
Jacor Communications, Inc.
May 8, 1997
Page 2

    We hereby consent to the use of our name in the Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act of 1933.

                             Very truly yours,

                             /s/ Christensen, Miller, Fink, Jacobs,
                                     Glaser, Weil & Shapiro, LLP
                             -----------------------------------------
                                 CHRISTENSEN, MILLER, FINK, JACOBS,
                                     GLASER, WEIL & SHAPIRO, LLP